Exhibit 99.1

PJT Partners Inc. Reports Record Third Quarter and Nine Months 2025 Results

Third Quarter Overview

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Record Third Quarter Revenues, Pretax Income and EPS
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Revenues of $447 million, an increase of 37% from a year ago
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GAAP Pretax Income of $91 million and Adjusted Pretax Income of $94 million, increases of 84% and 86%, respectively, from a year ago
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GAAP Diluted EPS of $1.47 and Adjusted EPS of $1.85, increases of 86% and 99%, respectively, from a year ago

Nine Months Overview

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Record year-to-date Revenues, Pretax Income and EPS
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Revenues of $1.18 billion, an increase of 16% from a year ago
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GAAP Pretax Income of $220 million and Adjusted Pretax Income of $230 million, increases of 31% and 34%, respectively, from a year ago
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GAAP Diluted EPS of $4.70 and Adjusted EPS of $4.43, increases of 53% and 43%, respectively, from a year ago

Capital Management and Balance Sheet

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Repurchased 2.3 million shares and share equivalents through September 30, 2025
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Record Third Quarter Cash, Cash equivalents and Short-term investments of $521 million and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our firm delivered very strong results, with Revenues, Pretax Income and EPS all reaching record highs for both the three and nine months periods as the significant investments we have made over an extended period of time continue to bear fruit. We see tremendous opportunity ahead and we remain determined to capitalize on our enormous potential. As before, we remain highly confident in our future growth prospects.”

New York, November 4, 2025: PJT Partners Inc. (the “Company,” “PJT Partners,” “we,” “us" or “our”) (NYSE: PJT) today announced its financial results for the third quarter and nine months ended September 30, 2025.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
	(Dollars in Millions)
Revenues
Advisory Fees	$389.8	$283.8	37%	$1,026.5	$879.6	17%
Placement Fees	49.2	32.5	51%	128.4	113.8	13%
Interest Income & Other	8.1	10.1	(19%)	23.6	22.5	5%
Total Revenues	$447.1	$326.3	37%	$1,178.5	$1,015.9	16%

Three Months Ended

The increase in Advisory Revenues was principally due to an increase in strategic advisory revenues.

The increase in Placement Revenues was principally due to an increase in fund placement revenues.

Nine Months Ended

The increase in Advisory Revenues was principally due to an increase in strategic advisory revenues.

The increase in Placement Revenues was principally due to an increase in fund placement revenues.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025		2024
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$303.3	$301.7	$226.8	$226.8
% of Revenues	67.8%	67.5%	69.5%	69.5%
Non-Compensation	$52.8	$51.4	$50.1	$48.9
% of Revenues	11.8%	11.5%	15.4%	15.0%
Total Expenses	$356.1	$353.1	$276.9	$275.7
% of Revenues	79.7%	79.0%	84.9%	84.5%
Pretax Income	$91.0	$94.0	$49.4	$50.6
% of Revenues	20.3%	21.0%	15.1%	15.5%

	Nine Months Ended September 30,
	2025		2024
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$801.3	$795.5	$706.0	$706.0
% of Revenues	68.0%	67.5%	69.5%	69.5%
Non-Compensation	$157.2	$152.8	$142.2	$138.3
% of Revenues	13.3%	13.0%	14.0%	13.6%
Total Expenses	$958.5	$948.3	$848.2	$844.3
% of Revenues	81.3%	80.5%	83.5%	83.1%
Pretax Income	$220.0	$230.2	$167.7	$171.6
% of Revenues	18.7%	19.5%	16.5%	16.9%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $303 million for the current quarter compared with $227 million in the prior year. Adjusted Compensation and Benefits Expense was $302 million compared with $227 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Nine Months Ended

GAAP Compensation and Benefits Expense was $801 million compared with $706 million in the prior year. Adjusted Compensation and Benefits Expense was $795 million compared with $706 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $53 million for the current quarter compared with $50 million in the prior year. Adjusted Non-Compensation Expense was $51 million for the current quarter compared with $49 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related and Travel and Related expenses partially offset by a decrease in Other Expenses. Occupancy and Related increased due to the expansion of our global office footprint. Travel and Related increased principally due to increased business development activity and higher cost of travel. Other Expenses decreased principally due to the absence of legal reserves.

Nine Months Ended

GAAP Non-Compensation Expense was $157 million compared with $142 million in the prior year. Adjusted Non-Compensation Expense was $153 million compared with $138 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related, Travel and Related and Communications and Information Services. Occupancy and Related increased due to the expansion of our global office footprint. Travel and Related increased principally due to increased business development activity and higher cost of travel. Communications and Information Services increased principally due to continued investments in technology infrastructure and higher market data expense.

Provision for Taxes

As of September 30, 2025, the Company owned 61.8% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended September 30, 2025 and 2024 was 17.6% and 16.8%, respectively.

The effective tax rate for GAAP Net Income for the nine months ended September 30, 2025 and 2024 was 4.3% and 12.1%, respectively.

The effective tax rate for Adjusted Net Income, If-Converted for the nine months ended September 30, 2025 was 15.5% compared with 20.6% for full year 2024.

Capital Management and Balance Sheet

As of September 30, 2025, the Company held Cash, Cash equivalents and Short-term investments of $521 million and had no funded debt.

During the third quarter 2025, the Company exchanged 186 thousand Partnership Units for cash at a volume-weighted average price of $178.22 per share. During the nine months ended September 30, 2025, the Company repurchased 2.3 million shares and share equivalents at a volume-weighted average price of $156.55 per share.

As of September 30, 2025, the Company's remaining repurchase authorization was $87 million.

Subject to approval by the Board of Directors, the Company intends to exchange 115 thousand Partnership Units for cash at an amount to be determined by the volume-weighted average price per share of the Company’s Class A common stock on November 6, 2025.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on December 17, 2025 to Class A common stockholders of record as of December 3, 2025.

Quarterly Investor Call Details

PJT Partners will host a conference call on November 4, 2025 at 8:30 a.m. ET to discuss its third quarter and nine months ended September 30, 2025 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (833) 316-1983 (U.S. domestic) or +1 (785) 838-9310 (international), passcode PJTP3Q25. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote environments; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, changes to international trade policies, elevated interest rates, and geopolitical and military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. (our "former Parent") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Advisory Fees	$389,799	$283,787	$1,026,507	$879,550
Placement Fees	49,156	32,464	128,406	113,826
Interest Income and Other	8,138	10,071	23,595	22,520
Total Revenues	447,093	326,322	1,178,508	1,015,896
Expenses
Compensation and Benefits	303,329	226,794	801,305	706,048
Occupancy and Related	15,424	12,961	44,197	37,229
Travel and Related	10,379	8,314	32,987	26,470
Professional Fees	9,775	10,883	26,211	28,012
Communications and Information Services(1)	8,502	8,146	27,378	24,583
Depreciation and Amortization	3,406	2,984	9,900	9,594
Other Expenses(1)	5,325	6,853	16,520	16,271
Total Expenses	356,140	276,935	958,498	848,207
Income Before Provision for Taxes	90,953	49,387	220,010	167,689
Provision for Taxes	15,996	8,314	9,452	20,213
Net Income	74,957	41,073	210,558	147,476
Net Income Attributable to Non-Controlling Interests	35,118	18,923	83,803	64,387
Net Income Attributable to PJT Partners Inc.	$39,839	$22,150	$126,755	$83,089
Net Income Per Share of Class A Common Stock
Basic	$1.55	$0.87	$4.93	$3.26
Diluted	$1.47	$0.79	$4.70	$3.08
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,749,143	25,372,621	25,704,472	25,479,195
Diluted	28,633,155	44,642,704	43,896,543	43,831,639

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Compensation and Benefits Expense	$303,329	$226,794	$801,305	$706,048
Acquisition-Related Compensation Expense(2)	(1,598)	—	(5,814)	—
Adjusted Compensation and Benefits Expense	$301,731	$226,794	$795,491	$706,048
GAAP Non-Compensation Expense	$52,811	$50,141	$157,193	$142,159
Amortization of Intangible Assets(3)	(1,437)	(1,230)	(4,311)	(3,690)
Spin-Off-Related Payable(4)	(18)	(16)	(66)	(197)
Adjusted Non-Compensation Expense	$51,356	$48,895	$152,816	$138,272

GAAP Pretax Income	$90,953	$49,387	$220,010	$167,689
Acquisition-Related Compensation Expense(2)	1,598	—	5,814	—
Amortization of Intangible Assets(3)	1,437	1,230	4,311	3,690
Spin-Off-Related Payable(4)	18	16	66	197
Adjusted Pretax Income	$94,006	$50,633	$230,201	$171,576
GAAP Provision for Taxes	$15,996	$8,314	$9,452	$20,213
Non-GAAP Tax Adjustments	(2,787)	1,110	26,229	15,818
Adjusted If-Converted Taxes(5)	$13,209	$9,424	$35,681	$36,031

GAAP Net Income	$74,957	$41,073	$210,558	$147,476
Acquisition-Related Compensation Expense(2)	1,598	—	5,814	—
Amortization of Intangible Assets(3)	1,437	1,230	4,311	3,690
Spin-Off-Related Payable(4)	18	16	66	197
Add: GAAP Provision for Taxes	15,996	8,314	9,452	20,213
Less: Adjusted If-Converted Taxes(5)	(13,209)	(9,424)	(35,681)	(36,031)
Adjusted Net Income, If-Converted	$80,797	$41,209	$194,520	$135,545

Adjusted Net Income, If-Converted Per Share	$1.85	$0.93	$4.43	$3.10
Weighted-Average Shares Outstanding, If-Converted	43,788,652	44,504,239	43,896,543	43,759,340

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2025 and 2024 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,749,143	25,372,621	25,704,472	25,479,195
Dilutive Impact of Unvested RSUs(6)	2,884,012	3,437,914	2,846,714	2,702,602
Dilutive Impact of Partnership Units(7)	—	15,832,169	15,345,357	15,649,842
Diluted Shares Outstanding, GAAP	28,633,155	44,642,704	43,896,543	43,831,639

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,749,143	25,372,621	25,704,472	25,479,195
Unvested RSUs(6)	2,884,012	3,437,914	2,846,714	2,702,602
Partnership Units(8)	15,155,497	15,693,704	15,345,357	15,577,543
If-Converted Shares Outstanding	43,788,652	44,504,239	43,896,543	43,759,340

	As of September 30,
	2025	2024
Fully-Diluted Shares Outstanding(9)	45,788,361	46,950,955

Footnotes

(1)
Certain balances in prior periods have been reclassified to conform to their current presentation. For the three and nine months ended September 30, 2024, this resulted in a reclassification of $3.3 million and $9.6 million, respectively, from Other Expenses to Communications and Information Services. There was no impact on either U.S. GAAP EPS or Adjusted EPS as a result of the reclassification.
(2)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(4)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay our former Parent related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(5)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units in prior year periods that had yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.
(6)
Represents the dilutive impact under the treasury stock method of unvested RSUs that have a remaining service requirement.
(7)
Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and the dilutive impact of Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(8)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved.
(9)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.